250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 415-4313

Arrow Reports $48.8 million in Net Income, Record Loan Growth of $315 million in 2022

GLENS FALLS, N.Y. (January 30, 2023) – Arrow Financial Corporation (NasdaqGS® – AROW) reported net income for fiscal year 2022 of $48.8 million, a decrease of $1.1 million, or 2.1%, compared to fiscal year 2021. Diluted earnings per share was $2.95 for the year ended December 31, 2022, as compared to $3.01 for the year ended December 31, 2021, a decrease of 2.0%. For the fourth quarter of 2022, net income was $12.1 million, an increase of $1.8 million, or 17.2%, from the fourth quarter of 2021. Diluted EPS was $0.73 for the fourth quarter of 2022, an increase of 17.7% from $0.62 from the comparable 2021 quarter.

2022 Annual Highlights

Earnings:

•Diluted earnings per Share (EPS) was $2.95.
•Net income was $48.8 million.
•Revenue for 2022 was $149.2 million.
•Return on average assets (ROA) was 1.21%.
•Return on average equity (ROE) was 13.55%.
•Net interest margin was 3.03%.

Balance Sheet:

•Total assets were $3.97 billion as of December 31, 2022.
•Total cash and cash equivalents were $64.7 million as of December 31, 2022.
•Total loans were $2.98 billion as of December 31, 2022.
•Total deposits were $3.50 billion as of December 31, 2022.
•Total borrowings were $74.8 million as of December 31, 2022.
•Loans to deposits and borrowings as of December 31, 2022 was 83.49%.

Additional Items:

•Book value per share was $21.36, down 4.9% from the prior-year level, primarily as a result of unrealized losses within the available-for-sale investment portfolio due to higher interest rates.
•Nonperforming assets of $12.6 million at December 31, 2022, represented 0.32% of period-end assets, an increase from 0.29% at December 31, 2021.

Net income for 2022 was $48.8 million, down from $49.9 million for 2021. The decrease from the prior year was primarily the result of an increase in net interest income of $8.0 million, offset by a $4.5 million increase in the provision for credit loss, a decrease in Paycheck Protection Program (PPP) revenue earned of $6.2 million and a $2.3 million decrease in the gain on the sale of loans.

“Arrow Financial Corporation delivered another year of strong performance in 2022, with record loan growth, excellent earnings and sustained profitability. During 2022, we made key investments in our technology and our Team, with the upgrade of our core banking system and the payment of a special employee bonus for outstanding performance, respectively," said Arrow President and CEO Thomas J.

Murphy. "With the economic headwinds anticipated for 2023, we will continue to focus on what we do best: organic growth, expense management, and deepening and growing relationships. Thank you to the Arrow Team for their continued commitment to our customers and the communities we serve."

The 2022 system upgrade reflects our strategic focus on a strong technology foundation and this investment paves the way for customer-facing enhancements and more efficient and improved internal operations as we continue to work toward fully leveraging the capabilities of our new bank core system.

Additionally in 2022, Arrow further optimized its branch network with the December consolidation of Glens Falls National Bank's Aviation Road Office into nearby Queensbury locations. Meanwhile, construction on our downtown Glens Falls headquarters advanced; once completed later this year, the energy-efficient space will improve both the employee and customer experience.

Please see below for further quarter- and year-end detail.

Income Statement

•Net Interest Income: Net interest income for the year ended December 31, 2022 was $118.3 million, an increase of $8.0 million, or 7.2%, from the prior year. Interest and fees on loans were $113.0 million, an increase of 7.6% from the $105.0 million for the year ended December 31, 2021. Interest and fees related to PPP loans, included in the $113.0 million, were $1.6 million. In 2021, $7.8 million of income was earned on PPP loans. Interest expense for the year ended December 31, 2022 was $11.3 million. This is an increase of $6.1 million, or 117.7%, from the $5.2 million in expense for the prior-year period.

•Net Interest Margin: Net interest margin was 3.03% for the year ended December 31, 2022, as compared to 2.97% for the year ended December 31, 2021. In the fourth quarter of 2022, the net interest margin was 3.08%, as compared to 2.77% for the fourth quarter of 2021. The increase in net interest margin was due to a variety of factors, including higher market rates impacting asset yields and a reduction in cash balances. Net interest margin in 2022, excluding PPP income, increased to 3.00% from 2.84% in the prior year. The cost of interest-bearing liabilities increased primarily due to the repricing of time deposits and municipal deposits.

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Interest and Dividend Income	$129,651	$115,550
Interest Expense	11,308	5,195
Net Interest Income	118,343	110,355
Average Earning Assets(1)	3,902,077	3,716,856
Average Interest-Bearing Liabilities	2,834,266	2,727,441

Yield on Earning Assets(1)	3.32%	3.11%
Cost of Interest-Bearing Liabilities	0.40	0.19
Net Interest Spread	2.92	2.92
Net Interest Margin	3.03	2.97

Income Earned on PPP Loans included in Net Interest Income	$1,589	$7,811
Net Interest Income excluding PPP loans	116,754	102,544
Net Interest Margin excluding PPP loans	3.00%	2.84%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For 2022, the provision for credit losses related to the loan portfolio was $4.8 million, compared to $272 thousand in 2021. The key drivers affecting the provision were strong loan growth, increase in net charge-offs and a deterioration in forecasted economic conditions.

•Noninterest Income: Noninterest income was $30.9 million for the year ended December 31, 2022, a decrease of 4.5%, as compared to $32.4 million for the year ended December 31, 2021. Income from fiduciary activities in 2022 was $9.7 million, a decrease of $431 thousand from 2021, driven by market conditions. Fees and other services to customers increased $164 thousand to $11.6 million in 2022. Gain on sales of loans decreased $2.3 million from 2021 to $83 thousand in 2022. Other operating income increased $814 thousand from 2021 due to gains related to other investments and bank-owned life insurance proceeds.

•Noninterest Expense: Noninterest expense for the year ended December 31, 2022 increased by $3.5 million, or 4.5%, to $81.5 million, as compared to $78.0 million in 2021. The largest component of noninterest expense is salaries and benefits paid to our employees, which totaled $47.0 million in 2022. Salaries and benefits increased $2.2 million, or 4.9%, from the prior year. Technology and and equipment expense were $16.1 million, an increase of $1.2 million or 8.4%, from the prior year reflects our continued commitment to innovation. Noninterest expense for the fourth quarter of 2022 decreased $68 thousand, or 0.3%, as compared to the fourth quarter of 2021.

•Provision for Income Taxes: The provision for income taxes for 2022 was $14.1 million, compared to $14.5 million for 2021. The effective income tax rates for 2022 and 2021 were 22.4% and 22.6%, respectively.

Balance Sheet

•Total Assets: Total assets were $3.97 billion at December 31, 2022, a decrease of $58.4 million, or 1.5%, compared to December 31, 2021.

•Cash and Cash Equivalents: Total cash and cash equivalents were $64.7 million at December 31, 2022, a decrease of $393.0 million, or 85.9%, compared to December 31, 2021.

•Investments: Total investments were $757.1 million at December 31, 2022, a decrease of $5.9 million, or 0.8%, compared to December 31, 2021. In 2022, the rising interest rate environment resulted in an increase of unrealized losses versus the prior year.

•Loans: At December 31, 2022, total loan balances reached $3.0 billion, up $315 million, or 11.8%, from the prior-year level. Loan growth for the fourth quarter was $58.4 million. The consumer loan portfolio grew by $144.6 million, or 15.7%, over the balance at December 31, 2021, primarily as a result of continued strength in the indirect automobile lending program. The residential real estate loan portfolio increased $124.8 million, or 13.2%, from the prior year. Commercial loans, including commercial real estate, increased $45.9 million, or 5.7%, over the balances at December 31, 2021.

•Allowance for Credit Losses: The allowance for credit losses was $30.0 million at December 31, 2022, an increase of $2.7 million from December 31, 2021. The allowance for credit losses represents 1.00% of loans outstanding, a decrease from 1.02% at year-end 2021. When expressed as a percentage of nonperforming loans, the allowance for credit loss coverage ratio was 250.0% at year-end 2022 as compared to 233.9% at year-end 2021. Asset quality remained solid at December 31, 2022. Net loan losses, expressed as an annualized percentage of average loans outstanding, were 0.08% for the year ended December 31, 2022, as compared to 0.03% for the prior year. Nonperforming assets of $12.6 million at December 31, 2022, represented 0.32% of period-end assets, compared to $11.8 million or 0.29% at December 31, 2021.

•Deposits: At December 31, 2022, total deposit balances were $3.5 billion, a decrease of $52.1 million, or 1.5%, from the prior-year level. Non-municipal deposits decreased by $26.6 million and municipal deposits decreased by $25.5 million as compared to December 31, 2021. Noninterest-bearing deposits grew by $26.6 million, or 3.3%, during 2022, and represented 23.9% of total deposits at year-end, as compared to the prior-year level of 22.8%. At December 31, 2022, total time deposits decreased $5.1 million from the prior-year level. Deposits decreased in the fourth quarter by $296.7 million. Non-municipal and municipal deposits decreased by $149.0 million and $147.7 million, respectively in the fourth quarter. The decline is deposits was primarily the result of both increased consumer spending and pressure from competitive rate pricing.

•Borrowings: Total borrowings were $74.8 million at December 31, 2022, an increase of $9.8 million, or 15.1%, compared to December 31, 2021.

•Capital: Total shareholders’ equity was $353.5 million at period-end, a decrease of $17.6 million, or 4.8%, from the year-end 2021 balance. Arrow's regulatory capital ratios remained strong in 2022. At December 31, 2022, Arrow's Common Equity Tier 1 Capital Ratio was 13.32% and Total Risk-Based Capital Ratio was 15.11%. The capital ratios of Arrow and both its subsidiary banks continued to significantly exceed the “well capitalized” regulatory standards.

Additional Commentary

•Cash and Stock Dividends: On December 15, 2022, Arrow distributed a cash dividend of $0.27 per share. Additionally, a 3% stock dividend was distributed on September 23, 2022.

•Industry Recognition: In the fourth quarter, both of Arrow's banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, maintained their BauerFinancial, Inc. 5-Star "Exceptional Performance" Bank ratings for the 15th and 13th consecutive years, respectively.

——————

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements"

within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$30,719	$25,631	$112,982	$104,985
Interest on Deposits at Banks	1,274	214	3,100	565
Interest and Dividends on Investment Securities:
Fully Taxable	3,121	1,678	10,357	6,487
Exempt from Federal Taxes	790	831	3,212	3,513
Total Interest and Dividend Income	35,904	28,354	129,651	115,550
INTEREST EXPENSE
Interest-Bearing Checking Accounts	344	165	973	731
Savings Deposits	4,101	412	7,879	1,904
Time Deposits over $250,000	226	33	369	261
Other Time Deposits	234	123	604	632
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	—	—	3
Federal Home Loan Bank Advances	200	197	605	783
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	172	173	685	686
Interest on Financing Leases	48	49	193	195
Total Interest Expense	5,325	1,152	11,308	5,195
NET INTEREST INCOME	30,579	27,202	118,343	110,355
Provision for Credit Losses	1,409	558	4,798	272
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	29,170	26,644	113,545	110,083
NONINTEREST INCOME
Income From Fiduciary Activities	2,257	2,604	9,711	10,142
Fees for Other Services to Customers	2,710	2,968	11,626	11,462
Insurance Commissions	1,680	1,645	6,463	6,487
Net Gain (Loss) on Securities	48	(139)	427	111
Net Gain on Sales of Loans	3	142	83	2,393
Other Operating Income	467	369	2,588	1,774
Total Noninterest Income	7,165	7,589	30,898	32,369
NONINTEREST EXPENSE
Salaries and Employee Benefits	11,603	11,438	47,003	44,798
Occupancy Expenses, Net	1,481	1,334	6,202	5,814
Technology and Equipment Expense	4,316	3,868	16,118	14,870
FDIC Assessments	283	278	1,176	1,042
Other Operating Expense	3,109	3,942	11,031	11,524
Total Noninterest Expense	20,792	20,860	81,530	78,048
INCOME BEFORE PROVISION FOR INCOME TAXES	15,543	13,373	62,913	64,404
Provision for Income Taxes	3,456	3,064	14,114	14,547
NET INCOME	$12,087	$10,309	$48,799	$49,857
Average Shares Outstanding[1]:
Basic	16,535	16,509	16,513	16,499
Diluted	16,589	16,574	16,562	16,555
Per Common Share:
Basic Earnings	$0.73	$0.62	$2.95	$3.02
Diluted Earnings	0.73	0.62	2.95	3.01
[1] Share and per share data have been restated for the September 23, 2022, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Cash and Due From Banks	$31,886	$26,978
Interest-Bearing Deposits at Banks	32,774	430,718
Investment Securities:
Available-for-Sale	573,495	559,316
Held-to-Maturity (Approximate Fair Value of $171,623 at December 31, 2022, and $201,292 at December 31, 2021)	175,364	196,566
Equity Securities	2,174	1,747
Other Investments	6,064	5,380
Loans	2,983,207	2,667,941
Allowance for Credit Losses	(29,952)	(27,281)
Net Loans	2,953,255	2,640,660
Premises and Equipment, Net	56,491	46,217
Goodwill	21,873	21,873
Other Intangible Assets, Net	1,500	1,918
Other Assets	114,633	96,579
Total Assets	$3,969,509	$4,027,952
LIABILITIES
Noninterest-Bearing Deposits	$836,871	$810,274
Interest-Bearing Checking Accounts	997,694	994,391
Savings Deposits	1,454,364	1,531,287
Time Deposits over $250,000	76,224	82,811
Other Time Deposits	133,211	131,734
Total Deposits	3,498,364	3,550,497
Federal Home Loan Bank Overnight Advances	27,000	—
Federal Home Loan Bank Term Advances	27,800	45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	5,119	5,169
Other Liabilities	37,688	36,100
Total Liabilities	3,615,971	3,656,766
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value, 1,000,000 Shares Authorized	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (21,423,992 Shares Issued at December 31, 2022, and 20,800,144 Shares Issued at December 31, 2021)	21,424	20,800
Additional Paid-in Capital	400,270	377,996
Retained Earnings	65,401	54,078
Accumulated Other Comprehensive (Loss) Income	(49,655)	347
Treasury Stock, at Cost (4,872,355 Shares at December 31, 2022, and 4,759,414 Shares at December 31, 2021)	(83,902)	(82,035)
Total Stockholders’ Equity	353,538	371,186
Total Liabilities and Stockholders’ Equity	$3,969,509	$4,027,952

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Net Income	$12,087	$12,163	$11,974	$12,575	$10,309
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	35	70	114	96	(104)

Share and Per Share Data:[1]
Period End Shares Outstanding	16,552	16,523	16,503	16,493	16,522
Basic Average Shares Outstanding	16,535	16,512	16,494	16,511	16,509
Diluted Average Shares Outstanding	16,589	16,558	16,535	16,566	16,574
Basic Earnings Per Share	$0.73	$0.74	$0.72	$0.76	$0.62
Diluted Earnings Per Share	0.73	0.74	0.72	0.76	0.62
Cash Dividend Per Share	0.270	0.262	0.262	0.262	0.252

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$143,499	$209,001	$232,545	$410,644	$551,890
Investment Securities	845,859	821,052	822,112	797,347	681,732
Loans	2,951,547	2,872,066	2,804,180	2,678,796	2,660,665
Deposits	3,614,945	3,598,519	3,569,754	3,582,256	3,590,766
Other Borrowed Funds	63,304	50,125	50,140	68,596	70,162
Shareholders’ Equity	351,402	361,675	357,228	370,264	364,409
Total Assets	4,074,028	4,047,738	4,012,999	4,054,943	4,060,540
Return on Average Assets, annualized	1.18%	1.19%	1.20%	1.26%	1.01%
Return on Average Equity, annualized	13.65%	13.34%	13.44%	13.77%	11.22%
Return on Average Tangible Equity, annualized [2]	14.62%	14.27%	14.40%	14.72%	12.01%
Average Earning Assets	3,940,905	3,902,119	3,858,837	3,886,787	3,894,287
Average Paying Liabilities	2,891,092	2,781,985	2,808,287	2,855,884	2,841,304
Interest Income	35,904	34,207	30,593	28,947	28,354
Tax-Equivalent Adjustment [3]	279	268	269	270	285
Interest Income, Tax-Equivalent [3]	36,183	34,475	30,862	29,217	28,639
Interest Expense	5,325	3,306	1,555	1,122	1,152
Net Interest Income	30,579	30,901	29,038	27,825	27,202
Net Interest Income, Tax-Equivalent [3]	30,858	31,169	29,307	28,095	27,487
Net Interest Margin, annualized	3.08%	3.14%	3.02%	2.90%	2.77%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.11%	3.17%	3.05%	2.93%	2.80%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$20,792	$21,448	$20,345	$18,945	$20,860
Less: Intangible Asset Amortization	47	48	48	49	52
Net Noninterest Expense	$20,745	$21,400	$20,297	$18,896	$20,808
Net Interest Income, Tax-Equivalent	$30,858	$31,169	$29,307	$28,095	$27,487
Noninterest Income	7,165	7,827	7,744	8,162	7,589
Less: Net Gain (Loss) on Securities	48	95	154	130	(139)
Net Gross Income	$37,975	$38,901	$36,897	$36,127	$35,215
Efficiency Ratio	54.63%	55.01%	55.01%	52.30%	59.09%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$353,538	$345,550	$356,498	$357,243	$371,186
Book Value per Share [1]	21.36	20.91	21.60	21.66	22.47
Goodwill and Other Intangible Assets, net	23,373	23,477	23,583	23,691	23,791
Tangible Book Value per Share [1,2]	19.95	19.49	20.17	20.22	21.03

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.80%	9.71%	9.60%	9.37%	9.20%
Common Equity Tier 1 Capital Ratio	13.32%	13.14%	13.14%	13.48%	13.77%
Tier 1 Risk-Based Capital Ratio	14.01%	13.85%	13.86%	14.23%	14.55%
Total Risk-Based Capital Ratio	15.11%	14.93%	14.93%	15.33%	15.69%

Assets Under Trust Admin. & Investment Mgmt.	$1,606,132	$1,515,994	$1,589,178	$1,793,747	$1,851,101

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and per share data have been restated for the September 23, 2022, 3% stock dividend.

2.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.
		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	Total Stockholders' Equity (GAAP)	$353,538	$345,550	$356,498	$357,243	$371,186
	Less: Goodwill and Other Intangible assets, net	23,373	23,477	23,583	23,691	23,791
	Tangible Equity (Non-GAAP)	$330,165	$322,073	$332,915	$333,552	$347,395

	Period End Shares Outstanding	16,552	16,523	16,503	16,493	16,522
	Tangible Book Value per Share (Non-GAAP)	$19.95	$19.49	$20.17	$20.22	$21.03
	Net Income	12,087	12,163	11,974	12,575	10,309
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	14.62%	14.27%	14.40%	14.72%	12.01%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	Interest Income (GAAP)	$35,904	$34,207	$30,593	$28,947	$28,354
	Add: Tax Equivalent Adjustment (Non-GAAP)	279	268	269	270	285
	Interest Income - Tax Equivalent (Non-GAAP)	$36,183	$34,475	$30,862	$29,217	$28,639

	Net Interest Income (GAAP)	$30,579	$30,901	$29,038	$27,825	$27,202
	Add: Tax-Equivalent adjustment (Non-GAAP)	279	268	269	270	285
	Net Interest Income - Tax Equivalent (Non-GAAP)	$30,858	$31,169	$29,307	$28,095	$27,487
	Average Earning Assets	3,940,905	3,902,119	3,858,837	3,886,787	3,894,287
	Net Interest Margin (Non-GAAP)*	3.11%	3.17%	3.05%	2.93%	2.80%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with bank regulatory capital rules. All prior quarters reflect actual results. The December 31, 2022 CET1 ratio listed in the tables (i.e., 13.32%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	Total Risk Weighted Assets	2,883,902	2,856,224	2,790,520	2,661,952	2,552,812
	Common Equity Tier 1 Capital	384,003	375,394	366,798	358,738	351,497
	Common Equity Tier 1 Ratio	13.32%	13.14%	13.14%	13.48%	13.77%

* Quarterly ratios have been annualized

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Years Ended December 31:	2022			2021
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$252,835	$3,100	1.23%	$418,488	565	0.14%
Investment Securities:
Fully Taxable	648,540	10,357	1.60%	470,133	6,487	1.38%
Exempt from Federal Taxes	173,184	3,212	1.85%	185,072	3,513	1.90%
Loans	2,827,518	112,982	4.00%	2,643,163	104,985	3.97%
Total Earning Assets	3,902,077	129,651	3.32%	3,716,856	115,550	3.11%
Allowance for Credit Losses	(27,954)			(27,187)
Cash and Due From Banks	30,462			36,464
Other Assets	142,895			156,509
Total Assets	$4,047,480			$3,882,642
Deposits:
Interest-Bearing Checking Accounts	$1,038,751	973	0.09%	$926,875	731	0.08%
Savings Deposits	1,549,278	7,879	0.51%	1,496,906	1,904	0.13%
Time Deposits of $250,000 or More	55,690	369	0.66%	87,033	261	0.30%
Other Time Deposits	132,541	604	0.46%	141,677	632	0.45%
Total Interest-Bearing Deposits	2,776,260	9,825	0.35%	2,652,491	3,528	0.13%
Short-Term Borrowings	2,124	92	4.33%	4,768	3	0.06%
FHLBNY Term Advances and Other Long-Term Debt	50,750	1,198	2.36%	65,000	1,469	2.26%
Finance Leases	5,132	193	3.76%	5,182	195	3.76%
Total Interest-Bearing Liabilities	2,834,266	11,308	0.40%	2,727,441	5,195	0.19%
Demand Deposits	815,218			767,671
Other Liabilities	37,901			33,773
Total Liabilities	3,687,385			3,528,885
Stockholders’ Equity	360,095			353,757
Total Liabilities and Stockholders’ Equity	$4,047,480			$3,882,642
Net Interest Income		$118,343			$110,355
Net Interest Spread			2.92%			2.92%
Net Interest Margin			3.03%			2.97%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	12/31/2022	12/31/2021
Loan Portfolio
Commercial Loans	$140,293	$172,518
Commercial Real Estate Loans	707,022	628,929
Subtotal Commercial Loan Portfolio	847,315	801,447
Consumer Loans	1,065,135	920,556
Residential Real Estate Loans	1,070,757	945,938
Total Loans	$2,983,207	$2,667,941
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$29,232	$26,956
Loans Charged-off	(1,261)	(719)
Recoveries of Loans Previously Charged-off	572	486
Net Loans Charged-off	(689)	(233)
Provision for Credit Losses	1,409	558
Allowance for Credit Losses, End of Quarter	$29,952	$27,281
Nonperforming Assets
Nonaccrual Loans	$10,757	$10,764
Loans Past Due 90 or More Days and Accruing	1,157	823
Loans Restructured and in Compliance with Modified Terms	69	77
Total Nonperforming Loans	11,983	11,664
Repossessed Assets	593	126
Other Real Estate Owned	—	—
Total Nonperforming Assets	$12,576	$11,790
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.09%	0.03%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.19%	0.08%
Allowance for Credit Losses to Period-End Loans	1.00%	1.02%
Allowance for Credit Losses to Period-End Nonperforming Loans	249.95%	233.89%
Nonperforming Loans to Period-End Loans	0.40%	0.44%
Nonperforming Assets to Period-End Assets	0.32%	0.29%
Twelve-Month Period Ended:
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$27,281	$29,232
Impact of the Adoption of ASU 2016-13	—	(1,300)
Loans Charged-off	(4,143)	(2,239)
Recoveries of Loans Previously Charged-off	2,016	1,316
Net Loans Charged-off	(2,127)	(923)
Provision for Credit Losses	4,798	272
Allowance for Credit Losses, End of Year	$29,952	$27,281
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans	0.08%	0.03%
Provision for Credit Losses to Average Loans	0.17%	0.01%